FORM 8-K

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            SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549
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                      CURRENT REPORT
             Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934


                       June 3, 1996
                      Date of Report
             (Date of earliest event reported)



              BIOJECT MEDICAL TECHNOLOGIES INC.
  (Exact name of registrant as specified in its charter)



         Oregon                            0-15360
(State or other jurisdiction         (Commission File No.)
 of incorporation or organization)

                         93-1099680
                 (I.R.S. Employer I.D. No.)

                 7620 S.W. Bridgeport Road
                       Portland, Oregon
             (Address of principal executive offices)

                          97224
                        (Zip Code)

                     (503) 639-7221
   (Registrant's telephone number including area code)















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Item 5.  OTHER EVENTS

On June 3, 1996, the British Columbia Securities Commission informed the Company that its Executive Director (formerly the Superintendent of Brokers) has consented to the release of all shares originally held in escrow pursuant to an escrow agreement dated May 30, 1986. This means that the 1,500,000 shares of common stock which had been held under this escrow arrangement since the Company's initial public offering in July 1986 are now held by the owners of the shares without risk of cancellation and may be sold. As of the day preceding the date of this filing, no sales or transfers of these shares had been recorded by the Company's transfer agent.

As previously disclosed in the Company's annual reports and proxy statements, a non cash charge to compensation expense is required to be recorded for approximately 150,000 of the shares being released from the escrow account. Accordingly, a non cash charge of $210,938 (or $0.01 per outstanding share of common stock) will be recorded in the financial statements in the first quarter of fiscal 1997 (quarter ending June 30, 1996).



Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


DATED this 6th day of June, 1996.



BIOJECT MEDICAL TECHNOLOGIES INC.


By   /s/ Peggy J. Miller
     _____________________________
     Peggy J. Miller
     Vice President,
     Chief Financial Officer
     and Secretary